UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 6, 2020

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101
(Address of Principal Executive Offices) (Zip Code)

(619)301-4200
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2020, TPT MedTech, LLC, a subsidiary of TPT Global Tech, Inc., signed a binding letter of intent with Rennova Health, Inc.(“Rennova”) to acquire EPIC Reference Labs, Inc. (“EPIC”), wholly owned subsidiary of Rennova, for $750,000, comprised of a deposit of $25,000 within five days of signing and the remainder due either from 20% of net proceeds received from fund raising that the Company has initiated and as evidence by SEC Filings or a minimum payment of $25,000 per month until paid in full. The first $25,000 payment has been made. All defined laboratory equipment and a $100,000 lease deposit were excluded from the sales price. All liabilities incurred up to signing are to be discharged. Receivables existing at signing are to be 100% ownership of Rennova. There are no other significant assets. This acquisition will allow TPT MedTech, LLC to own a license to operate medical testing facilities.

EPIC is a high complexity clinical laboratory located in West Palm Beach, Florida. The binding letter of intent includes EPIC’s current CLIA certificate of registration that enables TPT MedTech’s Mobile QuikLabs to operate in 46 US States delivering rapid Covid-19 Point-of-Care testing and monitoring. Closing of the acquisition is subject to normal change of ownership application and notification to certain regulatory and licensing bodies. Until the change of ownership is complete, Rennova will operate the laboratory under agreement on behalf of TPT MedTech, LLC.

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On August 21, 2020, the Company issued a press release entitled “TPT Global Tech's Mobile COVID-19 "QuikLAB(TM)" and Its "Aire Fitness" Mobile Gym In Transit To Their New Homes In Texas and Miami.” A copy of the press release is attached hereto as Exhibit 99.1.

On August 25, 2020, the Company issued a press release entitled “TPT Global Tech's Signs Distribution Agreement with All Star Health Brands for Sales & Marketing of QuikLAB Rapid Covid-19 Testing Labs.” A copy of the press release is attached hereto as Exhibit 99.2.

On August 31, 2020, the Company issued a press release entitled “TPT Global Tech's CEO Stephen Thomas "QuikLAB and SaniQuik" Airs on Fox 32 Chicago.” A copy of the press release is attached hereto as Exhibit 99.3.

On September 4, 2020, the Company issued a press release entitled “TPT Global Tech, Inc. Acquires Clinical Laboratory In West Palm Beach, Florida To Facilitate Immediate Operation Of Its Mobile "QuikLABs" In Florida.” A copy of the press release is attached hereto as Exhibit 99.4.

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Letter of Intent between Medytox Diagnostics, Inc., EPIC Reference Labs, Inc. and Rennova Health, Inc. and TPT MedTech, LLC dated August 6, 2020
10.2	Interim Management Agreement effective August 6, 2020
99.1	Press Release dated August 21, 2020
99.2	Press Release dated August 25, 2020
99.3	Press Release dated August 31, 2020
99.4	Press Release dated September 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

Date: September 9, 2020	By:	/s/ Stephen J. Thomas III,
	Name:	Stephen J. Thomas III,
	Title:	Chief Executive Officer